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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Ultimate Sports Entertainment, Inc., of our report dated August 18, 1999, relating to the January 31, 1999 financial statements of Allstar Arena Entertainment, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".


PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
February 14, 2000